Exhibit (a)(5)(iv)

Subject: TIME SENSITIVE: ABP Tender Offer for ALR Common Stock

Hello,

As an ALR common stockholder, you should receive a package that looks like the attached. Included is information about the ABP Tender Offer. (Note: some may receive multiple packages).

To tender your shares, you should fill out the yellow form as follows:

a.	Fill out the top half of page 6, from “IMPORTANT—SIGN HERE” to the line “Tax Identification or Social Security No.”
b.	Fill out the “W-9 Form: Request for Taxpayer Identification Number and Certification” from line “1. Name” to the line “Sign Here.”
c.	Please bring your completed form to Melissa McCarthy on the third floor of Two Newton as soon as possible, as we will be overnighting completed forms to our transfer agent daily.
d.	The mailing deadline is 2:00 p.m. on Thursday, March 16th.

If you have any additional questions, please reach out to me.

Additional Information and Where to Find It

A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, have been filed with the SEC and disseminated to stockholders by subsidiaries of ABP Trust, and a Solicitation/Recommendation Statement on Schedule 14D-9 has been filed with the SEC by ALR. The offer to purchase shares of ALR common stock is being made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION / RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to MacKenzie Partners, Inc., Information Agent for the tender offer, toll-free at (800) 322-2885. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by ALR under the “Investor Relations” section of ALR’s website at www.alerislife.com.

Best,

Tim